Exhibit 23.2

KPMG LLP Suite 1400 2323 Ross Avenue Dallas, TX 75201-2721

Consent of Independent Auditors

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Medical Properties Trust, Inc. and MPT Operating Partnership, L.P. of our report dated June 3, 2021 with respect to the consolidated balance sheets of Steward Health Care System LLC as of December 31, 2020 and the related consolidated statements of operations, comprehensive income (loss), changes in members’ deficit and cash flows for year then ended, which report is included in the Annual Report of Medical Properties Trust, Inc. (Form 10-K/A) for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ KPMG LLP

Dallas, Texas

December 30, 2021

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.